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                                                                      EXHIBIT 1



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 7, 1997



                         N.U. PIZZA HOLDING CORPORATION
             (Exact name of Registrant as specified in its charter)



        Nevada                     0-19522                        95-3656327
  ----------------              -------------                ------------------
  (State or other               (Commission                   (IRS Employer
 jurisdiction of                 File Number)                Identification No.)
 of incorporation)


          15414 Cabrito Road, Suite A, Van Nuys, California 91406-1419
          ------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



      Registrant's telephone number, including area code: (818) 779-8600.
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ITEM 5.  Other Events


         On January 7, 1997, the Registrant (Buyer) consummated an Asset Purchase Agreement whereby, the Registrant agreed to buy certain assets from The DAS Group, Inc. (Seller).

         Pursuant to the executed Agreement, a copy of which is attached hereto as an exhibit, the Registrant purchased certain assets of The DAS Group, Inc. for consideration of $200,000 in cash.

         The Agreement was approved by the respective Directors of both N.U. Pizza Holding Corporation and The DAS Group, Inc.

Upon the closing of the Agreement, the Registrant contributed the $200,000 of assets purchased from the DAS Group, Inc. to its wholly-owned Subsidiary, Formaggi Inc., a recently organized Nevada corporation, in exchange for 2,000,000 shares of Formaggi Inc.'s common stock.

Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits.

         (a) Asset Purchase Agreement (Without Exhibits)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    N.U. PIZZA HOLDING CORPORATION



                                    By:  _____________________________
                                          RONALD J. GELET, PRESIDENT



DATED:    JANUARY 27, 1997